Exhibit 24.2

AVANTOR, INC.

POWER OF ATTORNEY

The undersigned director of Avantor, Inc. hereby constitutes and appoints Messrs. Thomas Szlosek, Justin Miller, Michael DePetris and Scott Baker and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the company’s Registration Statement on Form S-1 (File No. 333.229578) (the “Registration Statement”) and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, the undersigned has subscribed his name as of the 1st day of April, 2019.

/s/ Rakesh Sachdev
Rakesh Sachdev
Director